Exhibit 99

Ulta Beauty Announces Long-Term Financial Targets and Strategic Priorities to Drive Profitable Growth

Increases Long-Term Store Target and Plans to Open 200 Net New Stores Over the Next Three Years

Announces New $3 Billion Share Repurchase Authorization

Reaffirms Fiscal 2024 Guidance

BOLINGBROOK, IL. October 16, 2024 – Ulta Beauty, Inc. (NASDAQ: ULTA) will host its 2024 Investor Day today, where the management team will outline Ulta Beauty’s strategic priorities to drive profitable growth and announce new long-term financial targets.

“Ulta Beauty is a leader in a growing category with a proven model and substantial financial strength to invest and power our long-term growth,” said Dave Kimbell, chief executive officer. “More than 30 years ago, Ulta Beauty was the original disruptor in beauty bringing All Things Beauty. All In One Place®. While beauty has continued to expand and evolve, we remain true to our core purpose - we champion beauty for everyone, helping every guest discover their own possibilities through the power of beauty. The strategic priorities announced today are designed to amplify our differentiated model and drive relevant innovation to meet evolving guest needs, positioning Ulta Beauty as the destination for beauty enthusiasts for a lifetime. This plan will enable us to drive strong growth and capture greater market share in beauty and wellness. We have consistently delivered exceptional results over time, and we are well positioned to build on this record of profitable growth and shareholder value creation. We remain confident in and excited about the future of Ulta Beauty.”

Strategic Framework

Ulta Beauty intends to drive profitable growth and market share leadership in beauty and wellness through four foundational focus areas:

●	Assortment: Curating the best of all things beauty and wellness for all beauty enthusiasts;
●	Experience: Fostering authentic, empowering human connections that inspire, delight and engage guests at every touchpoint;
●	Access: Engaging our guests wherever they want to shop by expanding our reach through seamless and immersive omnichannel experiences; and
●	Loyalty: Building lifelong loyalty and brand love through member growth and personalization.

Actioning against these focus areas, Ulta Beauty plans to:

●	Accelerate new store openings, targeting 1,800+ stores over the long-term;
●	Drive loyalty program growth to 50 million members by 2028 by reaching new segments of beauty enthusiasts;
●	Establish a leadership position in wellness with an expanded assortment and elevated experience;
●	Deepen guest engagement through community building and advanced personalization;
●	Drive product newness through a differentiated portfolio of exclusive, emerging and established brands, including Ulta Beauty Collection;
●	Enhance the immersive in-store experience by investing in key differentiators including its best-in-class store associates and stylists, distinct service offerings, and signature events;
●	Elevate digital engagement by fueling discovery through continued innovation and streamlining the shopping experience; and
●	Heighten omnichannel satisfaction, meeting every guest where they are with a robust suite of offerings and increased speed to guest.

New Share Repurchase Authorization

Ulta Beauty has long returned excess capital to shareholders through an active share repurchase program. Since launching its stock repurchase program in 2014, Ulta Beauty has returned more than $6 billion to shareholders, while continuing to make strategic growth investments.

On October 15, 2024, the Company’s board of directors approved a new share repurchase authorization of $3.0 billion, which replaces the prior authorization implemented in March 2024. Under the new program, as under the previous program, the Company may repurchase outstanding shares of the Company's common stock from time to time through privately negotiated transactions or open market transactions, including under plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934. The new program has no expiration date but may be terminated by the Board at any time.

2024 Guidance

The Company’s previously announced expectations for fiscal 2024 have not changed. The Company plans to deliver:

Net sales	$11.0 billion to $11.2 billion
Comparable sales	-2% to 0%
New stores, net	60-65
Remodel and relocation projects	40-45
Operating margin	12.7% to 13.0%
Diluted earnings per share	$22.60 to $23.50
Share repurchases	approximately $1 billion
Interest income	approximately $13 million
Effective tax rate	approximately 24%
Capital expenditures	$400 million to $450 million
Depreciation and amortization expense	$265 million to $270 million

Long-Term Financial Targets

“Ulta Beauty is a market leader in a robust, healthy consumer category, and we have delivered strong and consistent profitable growth and shareholder value over time,” said Paula Oyibo, chief financial officer. “While we expect 2024 and 2025 will be transitional years as we manage through near-term category dynamics, over the long-term, we see additional opportunity to expand our leadership position, delivering both profitable growth and compelling shareholder value.”

Ulta Beauty’s new long-term financial targets for 2026 and beyond are:

●	4% to 6% net sales growth;
●	Mid‐single‐digit operating profit growth, while targeting operating margins around 12% of net sales; and
●	Low double‐digit diluted EPS growth.

Ulta Beauty’s disciplined capital allocation priorities will continue to emphasize:

●	Efficiently funding ongoing operations;
●	Reinvesting in the business to drive growth, with capital expenditures remaining between 4% and 5% of net sales; and
●	Returning excess cash to shareholders through share repurchases.

Webcast Information

Today’s investor meeting will be webcast live from 8:30 a.m. to 12:00 p.m. Central Time at https://www.ulta.com/investor. A replay will be made available online approximately three hours following the live event for a period of six months.

About Ulta Beauty

At Ulta Beauty (NASDAQ: ULTA), the possibilities are beautiful. Ulta Beauty is the largest specialty U.S. beauty retailer and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products and salon services. In 1990, the Company reinvented the beauty retail experience by offering a new way to shop for beauty – bringing together All Things Beauty. All in One Place®. Ulta Beauty operates 1,411 retail stores across 50 states and also distributes its products through its website, which includes a collection of tips, tutorials, and social content. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates, targets, strategies or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

●	macroeconomic conditions, including inflation, elevated interest rates and recessionary concerns, as well as continuing labor cost pressures, and transportation and shipping cost pressures, have had, and may continue to have, a negative impact on our business, financial condition, profitability, and cash flows (including future uncertain impacts);
●	changes in the overall level of consumer spending and volatility in the economy, including as a result of macroeconomic conditions and geopolitical events;
●	our ability to sustain our growth plans and successfully implement our long-range strategic and financial plan;
●	the ability to execute our operational excellence priorities, including continuous improvement, Project SOAR (the replacement of our enterprise resource planning platform), and supply chain optimization;
●	our ability to gauge beauty trends and react to changing consumer preferences in a timely manner;
●	the possibility that we may be unable to compete effectively in our highly competitive markets;
●	the possibility of significant interruptions in the operations of our distribution centers, fast fulfillment centers, and market fulfillment centers;
●	the possibility that cybersecurity or information security breaches and other disruptions could compromise our information or result in the unauthorized disclosure of confidential information;
●	the possibility of material disruptions to our information systems, including our Ulta.com website and mobile applications;
●	the failure to maintain satisfactory compliance with applicable privacy and data protection laws and regulations;
●	changes in the good relationships we have with our brand partners, our ability to continue to obtain sufficient merchandise from our brand partners, and/or our ability to continue to offer permanent or temporary exclusive products of our brand partners;
●	our ability to effectively manage our inventory and protect against inventory shrink;
●	changes in the wholesale cost of our products and/or interruptions at our brand partners’ or third-party vendors’ operations;
●	epidemics, pandemics or natural disasters, which could negatively impact sales;
●	the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues;
●	our ability to attract and retain key executive personnel;
●	the impact of climate change on our business operations and/or supply chain;
●	our ability to successfully execute our common stock repurchase program or implement future common stock repurchase programs;
●	a decline in operating results which could lead to asset impairment and store closure charges; and
●	other risk factors detailed in the Company’s public filings with the Securities and Exchange Commission (the SEC), including risk factors contained in its Annual Report on Form 10-K for the fiscal year ended February 3, 2024, as such may be amended or supplemented in its subsequently filed Quarterly Reports on Form 10-Q.

The Company’s filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Kiley Rawlins, CFA

Vice President, Investor Relations

krawlins@ulta.com

Media Contact:

Crystal Carroll

Senior Director, Public Relations

ccarroll@ulta.com